EXHIBIT 99

For Immediate Release

February 4, 2021

Cummins Reports Fourth Quarter and Full Year 2020 Results

•Fourth quarter revenues of $5.8 billion; GAAP1 Net Income of $501 million
•Fourth quarter EBITDA of 14.4 percent; Diluted EPS of $3.36
•Full year revenues of $19.8 billion; GAAP1 Net Income of $1.8 billion
•EBITDA for the full year was 15.7 percent of sales; Diluted EPS of $12.01
•The company expects full year 2021 revenues to be up 8 to 12 percent, EBITDA expected to be in the range of 15.0 to 15.5 percent

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the fourth quarter of 2020.

Fourth quarter revenues of $5.8 billion increased 5 percent from the same quarter in 2019. Sales in North America were flat while international revenues increased 12 percent driven by strong demand in China truck and construction markets as well as the growth in new product sales in India.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter were $837 million (14.4 percent of sales), compared to $682 million (12.2 percent of sales) excluding restructuring a year ago. Fourth quarter EBITDA included $36 million of expenses associated with reorganization activities and facility closures primarily driven by transformation initiatives in our Distribution segment.

Net income attributable to Cummins in the fourth quarter was $501 million ($3.36 per diluted share) compared to $390 million ($2.56 per diluted share) excluding restructuring in 2019. The tax rate in the fourth quarter was 19.7 percent.

Revenues for the full year were $19.8 billion, 16 percent lower than 2019. Sales in North America declined 21 percent and international revenues declined 7 percent. Sales declined in all major regions except China, where demand for trucks and construction equipment reached record levels.

“We faced many challenges in 2020 driven by the severe global impact of the COVID-19 pandemic.” said Chairman and CEO Tom Linebarger. “I want to thank all of our employees for their dedication to our company and our customers as they adjusted to the unprecedented slowdown in the global economy and then responded as demand accelerated sharply in the second half of the year, all while facing significant disruption to their daily routines at work and home.”

EBITDA for the year was $3.1 billion (15.7 percent of sales) compared to $3.7 billion (15.8 percent of sales) excluding restructuring in 2019.

Net income attributable to Cummins for the full year was $1.8 billion ($12.01 per diluted share), compared to net income of $2.4 billion ($15.05 per diluted share) excluding restructuring in 2019. The tax rate for 2020 was 22.5 percent.

2021 Outlook:
Based on the current forecast, Cummins projects full year 2021 revenues to be up 8 to 12 percent, and EBITDA to be in the range of 15.0 and 15.5 percent of sales. We expect revenues to increase in all regions and major markets except China where we expect demand to moderate after a record year in 2020.

“Current indicators point to improving demand in a number of key regions and markets in 2021. However, significant uncertainty remains, requiring continued strong focus on managing costs and cash flow as our markets continue to recover around the world. We are still operating under a pandemic with extreme safety measures in place and our suppliers and customers are doing the same. This is presenting challenges to global supply chains as our industry responds to rising demand across multiple end markets. Having effectively managed through an extremely challenging 2020, Cummins is in a strong position to keep investing in future growth while continuing to return cash to shareholders.” said Chairman and CEO Tom Linebarger.

The company plans to return 75 percent of Operating Cash Flow to shareholders in the form of dividends and share repurchases.

2020 Highlights:

•The Company announced the creation of the Cummins Advocates for Racial Equity Group to focus on police reform, criminal justice, social justice, and economic empowerment of Black people in the United States.

•Cummins increased its cash dividend for the 11th straight year and returned a total of $1.4 billion to shareholders in the form of dividends and share repurchases.

•In response to the COVID-19 pandemic, the company used its filter technology to provide 146 tons of filtration media to mask manufacturers across the globe, which has been used to produce more than 108 million masks.

•The Company established a joint venture called NPROXX to provide hydrogen storage tank solutions to customers in multiple applications including rail, truck, bus, and other on-highway applications to advance the adoption of hydrogen-based technologies.

•In November of 2020, Cummins was named to the S&P Dow Jones Sustainability Indices for North America, one of the premier measures of corporate sustainability, for a 15th consecutive year.

•Cummins is one of 21 companies named a “Culture Champion” in October 2020 by a partnership between the Massachusetts Institute of Technology and Glassdoor, one of the world’s leading recruiting websites. The Company receives high marks for creating cultures of integrity and respect while ranking first in the study’s category for promoting a diverse and inclusive workplace culture.

Fourth quarter 2020 detail (all comparisons to same period in 2019):

Engine Segment

•Sales - $2.3 billion, up 2 percent
•Segment EBITDA - $338 million, or 14.5 percent of sales, compared to $277 million or 12.1 percent of sales excluding restructuring
•On-highway revenues increased 1 percent and off-highway revenues increased 4 percent
•Sales were flat in North America but increased 8 percent in international markets primarily due to increased demand in China and India

Distribution Segment

•Sales - $2.0 billion, down 2 percent
•Segment EBITDA - $165 million, or 8.3 percent of sales, compared to $164 million or 8.0 percent of sales excluding restructuring
•Revenues in North America were down 7 percent and international sales increased by 8 percent
•Increased demand in power generation markets offset by declines in parts and service

Components Segment

•Sales - $1.8 billion, up 18 percent
•Segment EBITDA - $280 million, or 15.3 percent of sales, compared to $209 million or 13.4 percent of sales excluding restructuring
•Revenues in North America increased by 1 percent and international sales increased by 40 percent due to higher demand in China and India

Power Systems Segment

•Sales - $989 million, down 6 percent
•Segment EBITDA - $74 million, or 7.5 percent of sales, compared to $55 million, or 5.2 percent of sales excluding restructuring
•Power generation revenues decreased by 2 percent while industrial revenues decreased 12 percent due to lower demand in mining and oil and gas markets

New Power Segment

•Sales - $34 million, up 89 percent
•Segment EBITDA loss - $51 million
•Revenues increased due to greater demand in transit and school bus markets in addition to 29 megawatts of electrolyzer projects commissioned
•Costs associated with the development of fuel cells and electrolyzers as well as products to support battery electric vehicles are contributing to EBITDA losses

1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 57,825 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $1.8 billion on sales of $19.8 billion in 2020. See how Cummins is powering a world that’s always on by accessing news releases and more information at https://www.cummins.com/always-on.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: market slowdown due to the impacts from COVID-19 pandemic, other public health crises, epidemics or pandemics; impacts to manufacturing and supply chain abilities from an extended shutdown or disruption of our operations due to the COVID-19 pandemic; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers, including suppliers that may be impacted by the COVID-19 pandemic; aligning our capacity and production with our demand, including impacts of COVID-19; a major customer experiencing financial distress, particularly related to the COVID-19 pandemic; any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; disruptions in global credit and financial markets as the result of the COVID-19 pandemic; adverse impacts from government actions to stabilize credit markets and financial institutions and other industries; product recalls; the development of new technologies that reduce demand for our current products and services; policy changes in international trade; a slowdown in infrastructure development and/or depressed commodity prices; the U.K.'s exit from the European Union; labor relations or work stoppages; reliance on our executive leadership team and other key personnel; lower than expected acceptance of new or existing products or services; changes in the engine outsourcing practices of significant customers; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; exposure to potential security breaches or other disruptions to our information technology systems and data security; challenges or unexpected costs in completing cost reduction actions and restructuring initiatives; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; political, economic and other risks from operations in numerous countries; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; variability in material and commodity costs; the actions of, and income from, joint ventures and other investees that we do not directly control; changes in taxation; global legal and ethical compliance costs and risks; product liability claims; increasingly stringent environmental laws and regulations; the performance of our pension plan assets and volatility of discount rates, particularly those related to the sustained slowdown of the global economy due to the COVID-19 pandemic; future bans or limitations on the use of diesel-powered products; the price and availability of energy; our sales mix of products; protection and validity of our patent and other intellectual property rights; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2019 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended December 31,
In millions, except per share amounts	2020	2019
NET SALES	$5,830	$5,578
Cost of sales	4,469	4,265
GROSS MARGIN	1,361	1,313
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	576	632
Research, development and engineering expenses	255	271
Equity, royalty and interest income from investees	110	74
Restructuring actions	—	119
Other operating expense, net	(11)	(11)
OPERATING INCOME	629	354
Interest expense	29	22
Other income, net	35	31
INCOME BEFORE INCOME TAXES	635	363
Income tax expense	125	65
CONSOLIDATED NET INCOME	510	298
Less: Net income (loss) attributable to noncontrolling interests	9	(2)
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$501	$300

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$3.39	$1.98
Diluted	$3.36	$1.97

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	148.0	151.5
Diluted	149.3	152.4

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Years ended December 31,
In millions, except per share amounts	2020	2019
NET SALES	$19,811	$23,571
Cost of sales	14,917	17,591
GROSS MARGIN	4,894	5,980
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	2,125	2,454
Research, development and engineering expenses	906	1,001
Equity, royalty and interest income from investees	452	330
Restructuring actions	—	119
Other operating expense, net	(46)	(36)
OPERATING INCOME	2,269	2,700
Interest expense	100	109
Other income, net	169	243
INCOME BEFORE INCOME TAXES	2,338	2,834
Income tax expense	527	566
CONSOLIDATED NET INCOME	1,811	2,268
Less: Net income attributable to noncontrolling interests	22	8
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,789	$2,260

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$12.07	$14.54
Diluted	$12.01	$14.48

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	148.2	155.4
Diluted	149.0	156.1

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$3,401	$1,129
Marketable securities	461	341
Total cash, cash equivalents and marketable securities	3,862	1,470
Accounts and notes receivable, net	3,820	3,670
Inventories	3,425	3,486
Prepaid expenses and other current assets	790	761
Total current assets	11,897	9,387
Long-term assets
Property, plant and equipment, net	4,255	4,245
Investments and advances related to equity method investees	1,441	1,237
Goodwill	1,293	1,286
Other intangible assets, net	963	1,003
Pension assets	1,042	1,001
Other assets	1,733	1,578
Total assets	$22,624	$19,737

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$2,820	$2,534
Loans payable	169	100
Commercial paper	323	660
Accrued compensation, benefits and retirement costs	484	560
Current portion of accrued product warranty	674	803
Current portion of deferred revenue	691	533
Other accrued expenses	1,112	1,039
Current maturities of long-term debt	62	31
Total current liabilities	6,335	6,260
Long-term liabilities
Long-term debt	3,610	1,576
Pensions and OPEB	630	591
Accrued product warranty	672	645
Deferred revenue	840	821
Other liabilities	1,548	1,379
Total liabilities	$13,635	$11,272

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.4 and 222.4 shares issued	$2,404	$2,346
Retained earnings	15,419	14,416
Treasury stock, at cost, 74.8 and 71.7 shares	(7,779)	(7,225)
Common stock held by employee benefits trust, at cost, — and 0.2 shares	—	(2)
Accumulated other comprehensive loss	(1,982)	(2,028)
Total Cummins Inc. shareholders’ equity	8,062	7,507
Noncontrolling interests	927	958
Total equity	$8,989	$8,465
Total liabilities and equity	$22,624	$19,737

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended December 31,
In millions	2020	2019
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,142	$838

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(260)	(305)
Investments in internal use software	(14)	(25)
Investments in and advances to equity investees	(21)	(4)
Investments in marketable securities—acquisitions	(171)	(128)
Investments in marketable securities—liquidations	61	93
Cash flows from derivatives not designated as hedges	19	42
Other, net	4	6
Net cash used in investing activities	(382)	(321)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	15	1
Net borrowings (payments) of commercial paper	7	(242)
Payments on borrowings and finance lease obligations	(32)	(49)
Net borrowings under short-term credit agreements	4	—
Dividend payments on common stock	(200)	(199)
Repurchases of common stock	(91)	(465)
Proceeds from issuing common stock	10	28
Other, net	3	29
Net cash used in financing activities	(284)	(897)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(42)	(51)
Net increase (decrease) in cash and cash equivalents	434	(431)
Cash and cash equivalents at beginning of period	2,967	1,560
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,401	$1,129

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Years ended December 31,
In millions	2020	2019
NET CASH PROVIDED BY OPERATING ACTIVITIES	$2,722	$3,181

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(528)	(700)
Investments in internal use software	(47)	(75)
Investments in and advances to equity investees	(51)	(20)
Acquisitions of businesses, net of cash acquired	—	(237)
Investments in marketable securities—acquisitions	(593)	(495)
Investments in marketable securities—liquidations	469	389
Cash flows from derivatives not designated as hedges	4	(44)
Other, net	27	32
Net cash used in investing activities	(719)	(1,150)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,014	11
Net payments of commercial paper	(337)	(120)
Payments on borrowings and finance lease obligations	(73)	(96)
Net borrowings under short-term credit agreements	10	53
Distributions to noncontrolling interests	(26)	(33)
Dividend payments on common stock	(782)	(761)
Repurchases of common stock	(641)	(1,271)
Proceeds from issuing common stock	88	76
Other, net	27	46
Net cash provided by (used in) financing activities	280	(2,095)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(11)	(110)
Net increase (decrease) in cash and cash equivalents	2,272	(174)
Cash and cash equivalents at beginning of year	1,129	1,303
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,401	$1,129

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended December 31, 2020
External sales	$1,792	$1,987	$1,458	$560	$33	$5,830	$—	$5,830
Intersegment sales	537	9	373	429	1	1,349	(1,349)	—
Total sales	2,329	1,996	1,831	989	34	7,179	(1,349)	5,830
Research, development and engineering expenses	73	11	77	64	30	255	—	255
Equity, royalty and interest income (loss) from investees	76	17	15	3	(1)	110	—	110
Interest income	3	1	1	1	—	6	—	6
EBITDA (2)	338	165	280	74	(51)	806	31	837
Depreciation and amortization (3)	53	31	50	34	5	173	—	173

EBITDA as a percentage of total sales	14.5%	8.3%	15.3%	7.5%	NM	11.2%		14.4%

Three months ended December 31, 2019
External sales	$1,691	$2,031	$1,198	$640	$18	$5,578	$—	$5,578
Intersegment sales	593	7	359	414	—	1,373	(1,373)	—
Total sales	2,284	2,038	1,557	1,054	18	6,951	(1,373)	5,578
Research, development and engineering expenses	92	7	77	59	36	271	—	271
Equity, royalty and interest income (loss) from investees	48	17	10	(1)	—	74	—	74
Interest income	2	3	2	1	—	8	—	8
EBITDA (excluding restructuring actions)	277	164	209	55	(50)	655	27	682
Restructuring actions	18	37	20	12	1	88	31	119
EBITDA (2)	259	127	189	43	(51)	567	(4)	563
Depreciation and amortization (3)	51	29	62	30	6	178	—	178

EBITDA (excluding restructuring actions) as a percentage of total sales	12.1%	8.0%	13.4%	5.2%	NM	9.4%		12.2%
EBITDA as a percentage of total sales	11.3%	6.2%	12.1%	4.1%	NM	8.2%		10.1%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended December 31, 2020. The three months ended December 31, 2019, includes a $31 million restructuring charge related to corporate functions.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Year ended December 31, 2020
External sales	$5,925	$7,110	$4,650	$2,055	$71	$19,811	$—	$19,811
Intersegment sales	2,097	26	1,374	1,576	1	5,074	(5,074)	—
Total sales	8,022	7,136	6,024	3,631	72	24,885	(5,074)	19,811
Research, development and engineering expenses	290	31	264	212	109	906	—	906
Equity, royalty and interest income (loss) from investees	312	62	61	21	(4)	452	—	452
Interest income	9	4	4	4	—	21	—	21
EBITDA (2)	1,235	665	961	343	(172)	3,032	76	3,108
Depreciation and amortization (3)	208	122	192	130	18	670	—	670

EBITDA as a percentage of total sales	15.4%	9.3%	16.0%	9.4%	NM	12.2%		15.7%

Year ended December 31, 2019
External sales	$7,570	$8,040	$5,253	$2,670	$38	$23,571	$—	$23,571
Intersegment sales	2,486	31	1,661	1,790	—	5,968	(5,968)	—
Total sales	10,056	8,071	6,914	4,460	38	29,539	(5,968)	23,571
Research, development and engineering expenses	337	28	300	230	106	1,001	—	1,001
Equity, royalty and interest income from investees	200	52	40	38	—	330	—	330
Interest income	15	15	8	8	—	46	—	46
EBITDA (excluding restructuring actions)	1,472	693	1,117	524	(148)	3,658	73	3,731
Restructuring actions	18	37	20	12	1	88	31	119
EBITDA (2)	1,454	656	1,097	512	(149)	3,570	42	3,612
Depreciation and amortization (3)	202	115	222	118	12	669	—	669

EBITDA (excluding restructuring actions) as a percentage of total sales	14.6%	8.6%	16.2%	11.7%	NM	12.4%		15.8%
EBITDA as a percentage of total sales	14.5%	8.1%	15.9%	11.5%	NM	12.1%		15.3%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the year ended December 31, 2020. The year ended December 31, 2019, includes a $31 million restructuring charge related to corporate functions.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." The amortization of debt discount and deferred costs was $3 million and $3 million for the years ended December 31, 2020 and December 31, 2019, respectively. A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended December 31,		Years ended December 31,
In millions	2020	2019	2020	2019
EBITDA excluding restructuring actions	$837	$682	$3,108	$3,731
Less: Restructuring actions	—	119	—	119
Total EBITDA	837	563	3,108	3,612
Less:
Depreciation and amortization	173	178	670	669
Interest expense	29	22	100	109
Income before income taxes	$635	$363	$2,338	$2,834

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended December 31,			Years ended December 31,
In millions	2020		2019	2020		2019
Manufacturing entities
Beijing Foton Cummins Engine Co., Ltd.	$32		$4	$113		$60
Dongfeng Cummins Engine Company, Ltd.	9		12	63		52
Chongqing Cummins Engine Company, Ltd.	8		9	35		41
All other manufacturers	34	(1)	12	134	(1)(2)	88
Distribution entities
Komatsu Cummins Chile, Ltda.	8		9	31		28
All other distributors	1		2	2		2
Cummins share of net income	92		48	378		271
Royalty and interest income	18		26	74		59
Equity, royalty and interest income from investees	$110		$74	$452		$330

(1) Includes loss on sale of business of $8 million for a joint venture in the Power Systems segment.
(2) Includes $37 million in favorable adjustments related to tax changes within India's 2020-2021 Union Budget of India (India Tax Law Changes) passed in March 2020 and impairment charges of $13 million for a joint venture in the Power Systems segment.

INCOME TAXES
Our effective tax rate for the three and twelve months ended December 31, 2020, was 19.7 percent and 22.5 percent, respectively.
The three months ended December 31, 2020, contained favorable discrete items of $1 million, or $0.01 per share, consisting of $9 million of favorable changes of provision to return adjustments relating to tax returns filed for 2019, almost offset by $8 million of unfavorable net other discrete items.
The twelve months ended December 31, 2020, contained $26 million, or $0.17 per share, of unfavorable net discrete tax items, primarily due to $33 million of unfavorable changes in tax reserves and $10 million of withholding tax adjustments, partially offset by $15 million of favorable changes due to the India Tax Law Change. The India Tax Law Change eliminated the dividend distribution tax and replaced it with a lower rate withholding tax as the burden shifted from the dividend payor to the dividend recipient for a net favorable income statement impact of $35 million.
The India Tax Law Change resulted in the following adjustments to the Condensed Consolidated Statements of Net Income in the year ended December 31, 2020:

In millions	Favorable (Unfavorable)
Equity, royalty and interest income from investees	$37
Income tax expense (1)	17
Less: Net income attributable to noncontrolling interests	(19)
Net income statement impact	$35

(1) The adjustment to "Income tax expense" includes $15 million of favorable discrete items.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)
AVAILABLE LIQUIDITY AND CREDIT RATINGS
Available Liquidity
Cash provided by operations is typically our principal source of liquidity with $2,722 million generated in the year ended December 31, 2020. Our sources of liquidity include:

	December 31, 2020
In millions	Total	U.S.	International	Primary location of international balances
Cash and cash equivalents	$3,401	$1,914	$1,487	China, Singapore, Mexico, Belgium, Australia, Canada
Marketable securities (1)	461	86	375	India
Total	$3,862	$2,000	$1,862
Available credit capacity
Revolving credit facilities (2)	$3,177
International and other uncommitted domestic credit facilities	$256

(1) The majority of marketable securities could be liquidated into cash within a few days.
(2) The five-year credit facility for $2.0 billion and the 364-day credit facility for $1.5 billion, maturing August 2023 and August 2021, respectively, are maintained primarily to provide backup liquidity for our commercial paper borrowings and general corporate purposes. At December 31, 2020, we had $323 million of commercial paper outstanding, which effectively reduced the available capacity under our revolving credit facilities to $3.2 billion.

Credit Ratings
Our rating and outlook from each of the credit rating agencies as of the date of filing are shown in the table below.

	Long-Term	Short-Term
Credit Rating Agency (1)	Senior Debt Rating	Debt Rating	Outlook
Standard and Poor’s Rating Services	A+	A1	Stable
Moody’s Investors Service, Inc.	A2	P1	Stable

(1) Credit ratings are not recommendations to buy, are subject to change, and each rating should be evaluated independently of any other rating. In addition, we undertake no obligation to update disclosures concerning our credit ratings, whether as a result of new information, future events or otherwise.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended December 31,		Years ended December 31,
In millions	2020	2019	2020	2019
Net income attributable to Cummins Inc.	$501	$300	$1,789	$2,260

Net income attributable to Cummins Inc. as a percentage of net sales	8.6%	5.4%	9.0%	9.6%

Add:
Net income (loss) attributable to noncontrolling interests	9	(2)	22	8
Consolidated net income	510	298	1,811	2,268

Add:
Interest expense	29	22	100	109
Income tax expense	125	65	527	566
Depreciation and amortization	173	178	670	669
EBITDA	$837	$563	$3,108	$3,612

EBITDA as a percentage of net sales	14.4%	10.1%	15.7%	15.3%

Add:
Restructuring actions	—	119	—	119
EBITDA, excluding impact of restructuring actions	$837	$682	$3,108	$3,731

EBITDA, excluding impact of restructuring actions, as a percentage of net sales	14.4%	12.2%	15.7%	15.8%

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Net income and diluted earnings per share (EPS) attributable to Cummins Inc. excluding restructuring actions

We believe these are useful measures of our operating performance for the periods presented as they illustrate our operating performance without regard to restructuring actions. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles net income and diluted EPS attributable to Cummins Inc. to net income and diluted EPS attributable to Cummins Inc. excluding restructuring actions for the following periods:

	Three months ended December 31,
	2019
In millions	Net Income	Diluted EPS
Net income and diluted EPS attributable to Cummins Inc.	$300	$1.97
Restructuring actions, net of tax (1)	90	0.59
Net income and diluted EPS attributable to Cummins Inc. excluding restructuring actions	$390	$2.56

	Year ended December 31,
	2019
In millions	Net Income	Diluted EPS
Net income and diluted EPS attributable to Cummins Inc.	$2,260	$14.48
Restructuring actions, net of tax (1)	90	0.57
Net income and diluted EPS attributable to Cummins Inc. excluding restructuring actions	$2,350	$15.05

(1) In the fourth quarter of 2019, we recorded restructuring actions totaling $119 million ($90 million after-tax).

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$750	$415	$694	$789	$2,648
Medium-duty truck and bus	618	391	492	565	2,066
Light-duty automotive	353	180	522	492	1,547
Off-highway	437	437	404	483	1,761
Total sales	$2,158	$1,423	$2,112	$2,329	$8,022

2019
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$979	$970	$851	$755	$3,555
Medium-duty truck and bus	721	739	645	602	2,707
Light-duty automotive	382	480	478	464	1,804
Off-highway	571	514	442	463	1,990
Total sales	$2,653	$2,703	$2,416	$2,284	$10,056

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2020
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	25,800	15,900	23,300	27,500	92,500
Medium-duty	61,200	44,900	50,100	64,700	220,900
Light-duty	49,400	29,800	67,200	69,400	215,800
Total units	136,400	90,600	140,600	161,600	529,200

2019
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,900	35,000	28,000	25,700	122,600
Medium-duty	79,000	76,400	63,200	64,800	283,400
Light-duty	56,400	64,100	62,600	62,800	245,900
Total units	169,300	175,500	153,800	153,300	651,900

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$787	$654	$722	$768	$2,931
Power generation	376	377	416	523	1,692
Service	328	297	304	334	1,263
Engines	323	277	279	371	1,250
Total sales	$1,814	$1,605	$1,721	$1,996	$7,136

2019
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$844	$833	$798	$815	$3,290
Power generation	403	427	467	487	1,784
Service	363	373	376	367	1,479
Engines	391	395	363	369	1,518
Total sales	$2,001	$2,028	$2,004	$2,038	$8,071

Component Segment Sales by Product Line
Sales for our Components segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$664	$472	$665	$831	$2,632
Filtration	312	255	314	351	1,232
Turbo technologies	270	216	281	331	1,098
Electronics and fuel systems	174	164	187	229	754
Automated transmissions	82	43	94	89	308
Total sales	$1,502	$1,150	$1,541	$1,831	$6,024

2019
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$854	$828	$745	$695	$3,122
Filtration	325	331	310	315	1,281
Turbo technologies	335	319	279	285	1,218
Electronics and fuel systems	198	212	170	179	759
Automated transmissions	149	156	146	83	534
Total sales	$1,861	$1,846	$1,650	$1,557	$6,914

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$519	$424	$601	$623	$2,167
Industrial	296	291	309	292	1,188
Generator technologies	69	62	71	74	276
Total sales	$884	$777	$981	$989	$3,631

2019
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$567	$668	$647	$636	$2,518
Industrial	420	432	392	332	1,576
Generator technologies	90	103	87	86	366
Total sales	$1,077	$1,203	$1,126	$1,054	$4,460

High-horsepower unit shipments by engine classification were as follows:

2020
Units	Q1	Q2	Q3	Q4	YTD
Power generation	1,800	1,000	2,300	2,600	7,700
Industrial	1,000	1,000	1,200	1,100	4,300
Total units	2,800	2,000	3,500	3,700	12,000

2019
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	2,300	2,400	9,100
Industrial	1,600	1,600	1,400	1,400	6,000
Total units	3,700	3,900	3,700	3,800	15,100